ESOTERICA CAPITAL LLC

CODE OF ETHICS

October 13, 2022

ESOTERICA CAPITAL LLC

Table of Contents

I.	INTRODUCTION	3
II.	STATEMENT OF POLICIES	3
III.	ADMINISTRATION OF CODE OF ETHICS	7
IV.	PERSONAL TRADING ACTIVITES	7
V.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES	9
VI.	REPORTING REQUIREMENTS	10
VII.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ALTERNATIVE TO QUARTERLY TRANSACTIONS REPORT	11
VIII.	GIFTS AND ENTERTAINMENT	12
IX.	OUTSIDE BUSINESS ACTIVITIES	13
X.	POLITICAL CONTRIBUTIONS	13
XI.	PROTECTION OF MATERIAL NONPUBLIC INFORMATION ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS14 XII. ELECTRONIC COMMUNICATIONS AND SOCIAL NETWORKING	15
XIII.	WHISTLEBLOWER AND ANTI-RETALIATION POLICY	16
XIV.	OVERSIGHT OF CODE OF ETHICS	17
XV.	CONFIDENTIALITY	17
XVI.	ACKNOWLEDGEMENT	17

ESOTERICA CAPITAL LLC

I.	INTRODUCTION

High ethical standards are essential for the success of Esoterica Capital LLC (“Esoterica” or the “Firm”) and to maintain the confidence of Advisory Clients1. The objective of this Code of Ethics (the “Code”) is to subject business dealings and securities transactions undertaken by Supervised Persons2, to the highest ethical standards. Where Esoterica is the investment adviser to a registered ETF, the Esoterica NextG Economy ETF (the “Fund”), and not the shareholders of the Fund, is Esoterica’s client for purposes of the Code. Esoterica expects its personnel to premise their conduct on the fundamental principles of openness, integrity, honesty, and trust. Esoterica places a high value on ethical conduct and challenges its Supervised Persons to live up to its ethical ideal, not merely obey the letter of the law.

This Code should be read in conjunction with the Compliance Manual. Any terms that are not defined here have the meaning ascribed to them in the Compliance Manual.

The provisions of the Code of Ethics are not all-inclusive. Rather, they are intended as a guide for Supervised Persons of Esoterica in their conduct. Supervised Persons are urged to seek the advice of the Chief Compliance Officer for any questions about the Code, the application of the Code to their individual circumstances, and particularly in any situation where any Supervised Person may be uncertain as to the intent or purpose of the Code. Supervised Persons should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment and/or association with Esoterica.

II.	STATEMENT OF POLICIES

A.	CODE OF ETHICS

Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940 ("Advisers Act") requires all investment advisors registered with the Securities and Exchange Commission ("SEC") to adopt a code of ethics that sets forth standards of conduct and requires compliance with federal securities laws. The Code must also address personal trading: the code of ethics must require Access Persons to report personal securities holdings and transactions, including those in affiliated mutual funds, and must require personnel to obtain pre-approval of certain investments.

Esoterica personnel must:

•	Act with integrity, competence, diligence, respect and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets.

[1]	Esoterica provides investment advisory services on a discretionary basis to separately managed accounts (the “Separate Accounts”) and exchange-traded products, each an “ETF” or collectively with any future registered funds, the “Funds”. Together these accounts and any other similar accounts managed in the future (each an “Advisory Client” or “Client” and collectively, the “Advisory Clients” or “Clients”).
[2]	Under the Advisers Act, a Supervised Person is: (i) any partner, officer, director (or other person occupying a similar status or performing similar functions); or (ii) any employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.
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•	Place the integrity of the investment profession and the interests of Clients above their own personal interests.

•	Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.

•	Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession.

•	Promote the integrity and viability of the global capital markets for the ultimate benefit of society.

•	Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals.

B.	STANDARDS OF PROFESSIONAL CONDUCT

1.	PROFESSIONALISM
•	Knowledge of the Law. Supervised Persons must understand and comply with all applicable laws, rules, and regulations of any government, regulatory organization, licensing agency, or professional association governing their professional activities. In the event of conflict, Supervised Persons must comply with the stricter law, rule, or regulation. Supervised Persons must not knowingly participate or assist in and must dissociate from any violation of such laws, rules, or regulations.

•	Independence and Objectivity. Supervised Persons must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Supervised Persons must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another’s independence and objectivity.

•	Misrepresentation. Supervised Persons must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities.

•	Misconduct. Supervised Persons must not engage in any professional conduct involving dishonesty, fraud, or deceit or commit any act that reflects adversely on their professional reputation, integrity, or competence.

2.	INTEGRITY OF CAPITAL MARKETS
•	Material Nonpublic Information (“MNPI”). Additionally, the Rule reminds investment advisers, such as Esoterica, that the Code must maintain and enforce policies and procedures that help to prevent the misuse of MNPI. Supervised Persons who possess MNPI that could affect the value of an investment must not act or cause others to act on the information. For additional information, see Section XI – Protection of Material Nonpublic Information About Securities/Investment Recommendations.
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•	Market Manipulation. Supervised Persons must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

3.	DUTIES TO CLIENTS
•	Fiduciary Duty. The Code is based upon the principle that Esoterica owes a fiduciary duty to its Clients to conduct its affairs in such a manner as to (i) avoid serving its own personal interests ahead of Clients, (ii) avoid taking inappropriate advantage of its position with the Firm and (iii) avoid, and, where appropriate, mitigate any actual or potential conflicts of interest or any abuse of its position of trust and responsibility. The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for Supervised Persons and the Chief Compliance Officer in their conduct. In situations where there is uncertainty as to the intent or application of the Code, the Supervised Person and Chief Compliance Officer is advised to consult with their supervisors, managers or other appropriate personnel.

•	Loyalty, Prudence, and Care. Esoterica has a duty of loyalty to its Advisory Clients and must act with reasonable care and exercise prudent judgment. Esoterica must act for the benefit of its Clients and place its Clients’ interests before its own interests.

•	Fair Dealing. Esoterica must deal fairly and objectively with all Advisory Clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities.

•	Suitability. When Esoterica is in an advisory relationship with a Client, Esoterica must:
1.	Make a reasonable inquiry into a Client’s or prospective client’s investment experience, risk and return objectives, and financial constraints prior to making any investment recommendation or taking investment action and must reassess and update this information regularly.
2.	Determine that an investment is suitable to the Client’s financial situation and consistent with the Client’s written objectives, mandates, and constraints before making an investment recommendation or taking investment action.
3.	Judge the suitability of investments in the context of the Client’s total portfolio.

When Supervised Persons are responsible for managing a portfolio to a specific mandate, strategy, or style, they make investment recommendations or take investment actions that are consistent with the stated objectives and constraints of the portfolio.

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•	Performance Presentation. When communicating investment performance information, Esoterica must make reasonable efforts to ensure that it is fair, accurate, and complete.

4.	DUTIES TO EMPLOYERS
•	Loyalty. In matters related to their employment, Supervised Persons should not deprive Esoterica of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to Esoterica.

•	Additional Compensation Arrangements. Supervised Persons must not accept gifts, benefits, compensation, or consideration that competes with or might reasonably be expected to create a conflict of interest with Esoterica’s interest unless they obtain written consent from all parties involved. For additional information, see Section IX.

•	Responsibilities of Supervisors. Supervised Persons must make reasonable efforts to ensure that anyone subject to their supervision or authority complies with the Code, laws, regulations, and applicable rules.

5.	INVESTMENT ANALYSIS, RECOMMENDATIONS, AND ACTIONS

•	Diligence and Reasonable Basis. Supervised Persons must:
1.	Exercise diligence, independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions.
2.	Have areasonable and adequate basis, supported byappropriate research and investigation, for any investment analysis, recommendation, or action.

•	Communication with Clients and Prospective clients. Supervised Persons must:
1.	Disclose to Clients and prospective clients the basic format and general principles of the investment processes they use to analyze investments, select securities, and construct portfolios and must promptly disclose any changes that might materially affect those processes.
2.	Disclose to Clients and prospective clients significant limitations and risks associated with the investment process.
3.	Use reasonable judgment in identifying which factors are important to their investment analyses, recommendations, or actions and include those factors in communications with Clients and prospective clients.
4.	Distinguish between fact and opinion in the presentation of investment analysis and recommendations.

•	Record Retention. Esoterica must develop and maintain appropriate records to support their investment analyses, recommendations, actions, and other investment-related communications with Clients and prospective clients.
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6.	CONFLICTS OF INTEREST
•	Disclosure of Conflicts. Supervised Persons must make full and fair disclosure of all matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their Clients, prospective clients, and employer. Esoterica and its Supervised Persons must ensure that such disclosures are prominent, are delivered in plain language, and communicate the relevant information effectively.

•	Priority of Transactions. Investment transactions for Clients must have priority over investment transactions in which an Esoterica employee is the beneficial owner.

Referral Fees. Supervised Persons must disclose to their employer, Clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received from or paid to others for the recommendation of products or services.

III.	ADMINISTRATION OF CODE OF ETHICS

The following sections describe a set of policies and specific instructions designed to prevent and detect violations of the Code. In the case where the letter of these specific policies appears to allow behavior that is contradictory to the Code and standards, the Code and standards shall remain in force. Esoterica expects its employees to do the right thing under all circumstances.

The Chief Compliance Officer or his/her designee is charged with the administration of the Code of Ethics and has general compliance responsibility for Esoterica and may offer guidance on securities laws and acceptable practices, as they may change from time to time. The Chief Compliance Officer may rely upon the advice of outside legal counsel or other compliance consultants.

Esoterica is required to provide all Supervised Persons with a copy of this Code. All Supervised Persons are required to provide Esoterica with a written acknowledgement of his or her receipt of this Code and any amendments, attached as Exhibit 4.

IV.	PERSONAL TRADING ACTIVITES

Supervised Persons may not use confidential or proprietary information, obtained in the course of employment or association with Esoterica, for personal investment purposes or for personal gain, and may not share such information with others for personal benefit.

Esoterica has adopted the personal trading restrictions and requirements described below to prevent misuse of confidential or proprietary information when Access Persons3 engage in personal securities transactions. While it is impossible to define all situations that might pose such a risk, these policies are designed to address those circumstances where such risks are likely to arise.

[3]	Under Rule 204A-1 of the Advisers Act, an Access Person is generally any partner, officer or director of the Firm and any employee or other Supervised Person who: (i) has access to nonpublic information regarding any Advisory Client’s purchase or sale of securities, or nonpublic information regarding the holdings of any Advisory Client; or (ii) is involved in making securities recommendations to Advisory Clients or has access to such recommendations that are nonpublic.
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A.	The following restrictions also apply to any Client account managed by Esoterica which includes investment companies which Esoterica acts the adviser or sub-adviser.

B.	Applicability. All Access Persons are required to report certain holding and transactions in Reportable Securities[4] in which they have Beneficial Ownership[5].

This personal trading policy applies to all accounts in which an Access Person has any Beneficial Ownership and to all accounts maintained by or for:

1.	The Access Person’s spouse (unless legally separated) and minor children;

2.	A relative (including in-laws, stepchildren, and stepparents) sharing the same household as the Access Person;

3.	Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;
4.	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

5.	Any trust or other arrangement of which the Access Person or any member of the Access Person’s immediate family sharing the same household as the Access Person is a beneficiary; and

6.	Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

Upon receipt of this Code, each Access Person will be required to provide a comprehensive list of all Reportable Brokerage6 Accounts and control relationships to Esoterica’s Chief Compliance Officer.

C.	Other Persons:

1.	Personal Accounts of Other Access Persons. A Personal Account[7] of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a Client account with respect to the Access Person managing the Personal Account.

[4]	A “Reportable Security” is any type of security except: (i) a direct obligation of the U.S. Government; (ii) a bankers’ acceptance, bank certificate of deposit, commercial paper and high quality short-term debt instrument, including a repurchase agreement; (iii) shares issued by money market funds; (iv) shares issued by a registered, open-end investment company for which Esoterica does not act as investment adviser or sub-adviser; and (v) shares issued by unit investment trusts that are invested exclusively in one or more registered, open-end investment companies for which Esoterica does not act as investment adviser or sub-adviser.
[5]	“Beneficial Ownership” is defined as whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934, and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security. If any Access Person has a question about whether he or she beneficially owns securities, he or she should consult the Chief Compliance Officer.
[6]	Reportable Brokerage Accounts include any personal brokerage account over which the employee has control or discretionary trading authority (including those of spouses or spousal equivalents and minor children but excluding managed accounts) and that has the capability to hold or trade single name securities (e.g., accounts that allocate exclusively to open-end mutual funds, such as 529 and 401(k) accounts, are not Reportable Brokerage Accounts).
[7]	“Personal Account” means a personal investment or trading account of an Access Person or a related account. Specifically, a Personal Account includes: (i) trusts for which an Access Person acts as trustee, executor, client custodian or discretionary manager; (ii) accounts for the benefit of the Access Person’s spouse or minor child; (iii) accounts for the benefit of a relative living with the Access Person; and (iv) accounts for the benefit of any person to whom the Access Person provides material financial support. A Personal Account may also include an investment or trading account over which an Access Person exercises control or provides investment advice or a proprietary investment or trading account maintained for the Firm or its Access Persons.

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2.	Solicitors/Consultants. Non-employee solicitors or consultants may not be subject to this Code unless the solicitor/consultant, as part of his duties on behalf of Esoterica:

(i) makes or participates in the making of investment recommendations for Esoterica’s clients; (ii) gains access to material nonpublic information related to or in conjunction with Esoterica’s business; (iii) obtains information on recommended investments for Esoterica’s Advisory Clients; or (iv) designated by the Chief Compliance Officer as subject to this Code.

D.	Divestiture

Notwithstanding any prior receipt of approval of a transaction in a Personal Account, the Chief Compliance Officer may require the Access Person to divest himself/herself of the security (and disgorge any profits) if the Chief Compliance Officer concludes that the transaction involved a breach of fiduciary obligations or is necessary to avoid the appearance of impropriety.

V.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

General. It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this section. Generally:

1.	No Access Person may directly or indirectly purchase or sell (long or short) for any Personal Account any shares of a security that is on Esoterica’s restricted securities list (the “Restricted List”).

2.	The Restricted List will generally consist of contemplated and existing Advisory Client investments which Esoterica or one of its Access Persons has material nonpublic information. Once a security is added to the Restricted List, Access Persons will be prohibited from trading in those securities until it is removed from the Restricted List. For example, securities that will be newly included in an Esoterica Index at its next reconstitution would fall into this category.

3.	No Access Person may knowingly purchase or sell for any Personal Account any security, directly or indirectly, in such a way as to adversely affect Advisory Client portfolio transactions. Access Persons are prohibited from purchasing or making an investment being considered by Esoterica for an Advisory Client’s investment portfolio.

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4.	No Access Person may use his or her knowledge of Advisory Client portfolio transactions to cause any Personal Account to profit from the market effect of such transactions (or give such information to a third person who may so profit, except to the extent necessary to effectuate such Advisory Client transactions).

Pre-Clearance of Transactions in Personal Account. An Access Person must obtain the prior written approval of the CCO before engaging in any transaction in a Reportable Security (as defined in Section VI below) in any of his or her Personal Accounts, except no pre-clearance is typically required for transactions in exchange traded funds (“ETFs”) unless Esoterica acts as Adviser or sub-adviser. For avoidance of doubt, transactions in ETFs must be reported in accordance with the procedures in Section VI below. Access Persons must obtain prior written approval of the CCO for any purchase or sale of the Esoterica advised ETF. Additionally, an Access Person must obtain the prior written approval of the Chief Compliance Officer or his/her designee before engaging in a transaction in a private offering conducted pursuant to Section 4(a)(2) or 4(a)(5) of the Securities Act of 1933 or Regulation D thereunder for any Personal Account or any initial public offering (“IPO”).

A request for pre-clearance must be made by completing the Pre-Clearance Form in advance of the contemplated transaction. The Pre-Clearance Form is attached as Exhibit 1. Any approval given under this paragraph will remain in effect for 24 hours for public securities and 30 days for private securities.

VI.	REPORTING REQUIREMENTS

All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section VII below) the following reports:

A.	Initial Holdings Report. Within 10 days of becoming an Access Person, each such person must provide the Chief Compliance Officer with an initial holdings report listing all Reportable Securities holdings and Personal Accounts in which he or she has direct or indirect Beneficial Ownership. Additionally, the holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person. Thereafter, an Access Person must notify the Chief Compliance Officer and receive authorization before opening any new Personal Accounts. The initial holdings report shall be in the form and contain the information required by the form attached as Exhibit 2 to this Code.

B.	Annual Holdings Report. Within 30 days after the end of each calendar year (January 30th), each Access Person must submit to the Chief Compliance Officer a report listing all Reportable Securities holdings and all Personal Accounts in which the Access Person has direct or indirect Beneficial Ownership, as of December 30 of such year. Additionally, annual holdings reports must be current as of a date no more than 45 days prior to the date the report was submitted. The annual holdings report shall be in the form attached as Exhibit 2 to this Code of Ethics.

C.	Quarterly Transactions Report. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the Chief Compliance Officer listing all securities transactions in a Reportable Security in which the Access Person has any direct or indirect beneficial ownership. Each quarterly transaction report shall be substantially in the form of quarterly transaction reports provided in Exhibit 2 to this Code of Ethics.
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If an Access Person had no reportable transactions or did not open any new Personal Accounts during the applicable quarter, such Access Person is still required to submit a report for such quarter stating such.

D.	Reporting of Transactions of the Fund. Reporting of all purchases and sales of shares in any Esoterica-advised ETF must be made on each Employee Initial/Annual Securities Holdings Report and Certification and each Quarterly Report as provided in Exhibit 2 to this Code of Ethics.

VII.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ALTERNATIVE TO QUARTERLY TRANSACTIONS REPORT

This section sets forth exceptions from the requirements of Section VI. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section:

A.	No Initial Holdings Report, Annual Holdings Report or Quarterly Transactions Report is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control.
1.	Access Persons that would like to avail themselves of this exemption should:

(a)	Report a comprehensive list of personal accounts to the CCO, including details regarding control relationships. Refer to Section IV.B for policies and procedures regarding beneficial ownership of securities.

B.	Quarterly Transactions Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings must be included on Initial and Annual Holdings Reports).

C.	Quarterly Transactions Reports are not required if the report would duplicate information contained in broker trade confirmations or account statements that the Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm, or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

1.	Access Persons that would like to avail themselves of this exemption should:

(a)	Ensure that the content of such broker confirms or account statements for any Personal Account meet the content required for Quarterly Transactions Reports set forth in Section VI.C above; and

(b)	Inform the Chief Compliance Officer that you would like to avail yourself of this compliance option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:

²	name of institution;
²	address of institution;
²	name of contact at institution;
²	identification numbers for personal accounts held at institution; and
²	name of personal accounts held at institution.
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2.	The Chief Compliance Officer will then work with the Access Person to arrange for completing and sending the form of letter attached to this Code as Exhibit 3 to the institutions.

VIII.	GIFTS AND ENTERTAINMENT

Esoterica is of the view that its Supervised Persons (and their family members) should not accept (in the context of their business activities for Esoterica) excessive benefits or gifts. Giving and receiving of cash is strictly forbidden. Modest gifts and benefits, which would not be regarded by others as improper, may be accepted on an occasional basis. Supervised Persons should not accept or give any gifts or benefits that might influence the decisions that he or she must make in business transactions involving Esoterica, or that others might reasonably believe would influence those decisions. As such, all Supervised Persons are required to notify the Chief Compliance Officer prior to accepting or giving any such benefit or gift with a value in excess of $500 (if foreign, then US equivalent), irrespective of face value (e.g., a sporting event playoff ticket with a face value of $75 but a reasonably estimated market value of $500 would need to be reported). A form of notification is provided as Exhibit 9 to this Code. The Chief Compliance Officer, in his discretion, may not approve the gift or entertainment; or may require, among other things, that any such items are returned or that the third party be compensated (by the Supervised Persons) for the value of the benefit received.

Subject to restrictions related to entertaining government officials and labor organization representatives, reasonable entertainment, including dining, provided by any entity doing business with Esoterica or a Supervised Person entertaining a person(s) doing business with Esoterica is permissible if representatives of the entity attend the event. The reporting requirement and monetary threshold noted above with respect to gifts, also applies to entertainment.

No gifts or entertainment of any value may be provided to government officials or their immediate family members or labor organization representatives by Esoterica or any Supervised Persons without the prior written approval of the Chief Compliance Officer or his/her designee.

If the Chief Compliance Officer identifies circumstances where a Supervised Person’s receipt of gifts becomes so frequent or extensive so as to raise any question of propriety, the Chief Compliance Officer will review the facts of the situation and may rely upon the advice of legal counsel. Gifts from third parties that are received by Esoterica in general, and not any one individual, are excluded from this policy unless deemed excessive by the Chief Compliance Officer (in which case the Chief Compliance Officer may opt to reject the gift(s)).

The Chief Compliance Officer will maintain a record of gifts and entertainment and will monitor such information for adherence to the Code and identify the potential for conflicts of interest or the appearance thereof. The Chief Compliance Officer has the authority to determine whether a gift or entertainment is inappropriate and whether it must be returned or repaid.

This gifts and entertainment policy is for the purpose of helping Esoterica monitor the activities of its Supervised Persons. However, the reporting of a gift or entertainment does not relieve any Supervised Person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift or entertainment, please consult the Chief Compliance Officer.

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IX.	OUTSIDE BUSINESS ACTIVITIES

Outside business activities are permitted unless they (i) create a potential conflict of interest and/or (ii) may interfere with responsibilities and duties to Esoterica.

Supervised Persons will need to seek the approval of the Chief Compliance Officer or his/her designee to engage in outside business activities outside the scope of his/her employment at Esoterica. A form of such a request is contained in Exhibit 5 attached hereto. Supervised Persons will need to provide information about: (i) the nature of the outside business activities; (ii) the name of the organization; (iii) any compensation to be received; and (iv) the time demands of the activities. Supervised Persons will also be required to annually update Esoterica regarding his/her outside business activities and any relationships with “insiders” of publicly traded companies. A form of the annual update is provided in Exhibit 6 to this Code of Ethics.

Supervised Persons should note that pre-approval will be required for outside activities related to charities, non-profit organizations/clubs, or civic/trade associations.

X.	POLITICAL CONTRIBUTIONS

A.	Political Contributions. Rule 206(4)-5 under the Advisers Act prohibits Esoterica from receiving advisory fees for providing advisory services to state and local government clients (including public pension plans) for two years following contributions by Esoterica or certain of its Covered Associates[8] to certain candidates or elected officials (commonly referred to as Pay-to-Play Practices). However, Supervised Persons are permitted to make contributions of up to:

²	$350, per election, to state and/or local government candidates or elected officials for whom the Supervised Person is entitled to vote, and

²	$150, per election, to a state and/or local government candidate or elected official for whom the Supervised Persons is not entitled to vote, without triggering the two-year timeout.

Volunteering would not be considered a contribution, provided Esoterica or the Supervised Person has not solicited the individual’s efforts and Esoterica’s resources, such as office space and telephones, are not used. For example, volunteering would not be viewed as a contribution if it occurred during non-work hours, such as vacation time or during an unpaid leave of absence.

Due to the serious consequence to Esoterica of even inadvertently violating Rule 206(4)-5, Supervised Persons will be required to have all political contributions pre-approved (as to the amount and recipient, but not based on candidate or political party) by the Chief Compliance Officer. A form of pre-approval request is provided as Exhibit 7.

[8]	Rule 206(4)-5 defines a "Covered Associate" of an investment adviser as: (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) any PAC controlled by the investment adviser or by any of its Covered Associates.
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In accordance with the “look back” provision of Rule 206(4)-5, upon becoming a Supervised Person, he or she will be required to disclose all political contributions made during the two (2) years prior to becoming a Supervised Person by completing the form provided as Exhibit 8.

B.	Soliciting Contributions. Rule 206(4)-5 also bars Esoterica and its Supervised Persons from soliciting or coordinating (e.g., “bundling”): (i) contributions to an official of a government entity to which the adviser is seeking to provide investment advisory services, or (ii) “payments” to a political party of a state or locality where the adviser is providing or seeking to provide investment advisory services to a government entity.

A “payment” is any gift, subscription, loan, advance or deposit of money, or anything of value. While similar to the definition of contribution, a payment is not limited based on the purposes for which it is given.

C.	Third Party Solicitations. Rule 206(4)-5 further prohibits Esoterica and its Supervised Persons from paying any person to solicit a state or local government (as, for example, a “placement agent”) unless such person is: (i) a “regulated person” (i.e., a registered investment adviser or broker-dealer) that is subject to prohibitions against engaging in pay-to-play practices; or (ii) one of the adviser’s employees, general partners, managing members, or executive officers (although contributions by these persons may trigger the two-year time out).

The prohibition does not extend to non-affiliated persons providing legal, accounting or other professional services in connection with specific investment advisory business that are not being paid directly or indirectly for communicating with the government entity for the purpose of obtaining or retaining investment advisory business for the adviser.

XI.	PROTECTION OF MATERIAL NONPUBLIC INFORMATION ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS

In addition to other provisions of this Code and Esoterica’s Compliance Manual, Supervised Persons should note that Esoterica has a duty to safeguard any material, nonpublic information about any company or entity gained during the course of conducting its advisory business. Supervised Persons are required to safeguard such confidential and/or material nonpublic information, avoid dissemination to the public, and are prohibited from transacting upon such information for personal accounts.

As such, Supervised Persons generally should not share such information outside of Esoterica. Notwithstanding the foregoing, Supervised Persons and Esoterica may provide such information to persons or entities providing services to Esoterica and its Advisory Clients, where such information is required to effectively provide the services in question and within the scope of their services. Examples of such are If it is required to effectively provide services, Esoterica may provide material nonpublic information:

➢	accountants or accounting support service firms;
➢	custodians;
➢	transfer agents;
➢	bankers; and
➢	lawyers.
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Supervised Persons may use only document storage, management and transmission systems supplied and/or approved by Esoterica and must treat documents and verbally transmitted information related to private offerings and transactions in accordance with any non-disclosure agreements and/or confidentiality provisions. It is the responsibility of each Supervised Person to be aware of and comply with any and all security measures designed to prevent the deliberate or accidental dissemination of material nonpublic information at all times.

If there are any questions about the sharing of material, nonpublic information about securities/investment recommendations made by Esoterica, please ask the Chief Compliance Officer, and refer to the Compliance Manual for the additional information regarding the identification, receipt, and treatment of material, nonpublic information.

XII.	ELECTRONIC COMMUNICATIONS AND SOCIAL NETWORKING

A.	ELECTRONIC COMMUNICATIONS

It is Esoterica’s policy that all Firm communications, including communications with Advisory Clients, will always be professional in nature. In addition, Supervised Persons are expected to comply with the policies listed below.

1.	All Firm and Advisory Client related electronic communications must be on the Firm’s systems and the use of personal email addresses and other personal electronic communications for Firm or Advisory Client communications is prohibited.

2.	If a form of communication lacks a retention method, then it is prohibited from use by the Firm to conduct business or to communicate with Advisory Clients.

3.	Emails and any other electronic communications relating to Esoterica’s advisory services and Advisory Client relationships will be maintained and monitored by compliance on a periodic basis, but no less frequently than quarterly, through the sampling of emails and any other electronic communications.

B.	SOCIAL NETWORKING

Supervised Persons are prohibited from discussing or conducting Esoterica’s business in chat rooms, blogs, wikis, list serves and other web-enabled links, social networking sites (e.g., LinkedIn, Facebook, Twitter, etc.) and in any other online media. These sites are allowed for personal networking and may not be used for any business purposes. Supervised Persons will need to disclose to the Chief Compliance Officer all social media platforms used and confirm compliance with the policies stated herein by using Exhibit 10 attached hereto.

The following guidelines must be followed:

1.	The site must be used solely for personal networking and not for soliciting Advisory Clients or for conducting Firm business.

2.	All information listed on the site must be limited to factual data, limited to your name, title, and contact information, and may not contain any information about Esoterica other than information approved and supplied by Esoterica specifically for this purpose.
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ESOTERICA CAPITAL LLC

3.	Supervised Persons may not put any marketing content on the site.

4.	Supervised Persons may not provide or receive a recommendation or referral to or from any other person on the site with respect to the investment management services provided by Esoterica.

5.	Supervised Persons may not use the email or messaging function on any site to conduct business or to solicit or communicate with Advisory Clients.

XIII.	WHISTLEBLOWER AND ANTI-RETALIATION POLICY

A.	GENERAL

Esoterica has adopted a Code that requires its personnel to observe high standards of business and personal ethics in the conduct of their duties and responsibilities. It is the responsibility of all Supervised Persons to comply with the Code and to report violations or suspected violations in accordance with this Whistleblower and Anti-Retaliation Policy. If the matter involves the Chief Compliance Officer, the Supervised Person should report that information to the designee of Chief Compliance Officer. Nothing herein prohibits a Supervised Person from making a good faith report of a suspected violation of the securities laws to the appropriate regulatory authority.

B.	REPORTING VIOLATIONS

If a Supervised Person knows of or suspects a violation of applicable laws or regulations, the Code, or any of Esoterica’s related policies, the Supervised Person must immediately report that information to the Chief Compliance Officer.

Alleged misconduct includes, but is not limited to:

•	Allegations of breach of confidentiality;
•	Theft;
•	Fraud;
•	Misappropriation or misuse of funds or securities;
•	Forgery;
•	Unsuitable investments;
•	Misrepresentation;
•	Unauthorized trading; and
•	Other inappropriate financial dealings.

C.	INVESTIGATIONS OF SUSPECTED VIOLATIONS

All reported violations will be promptly investigated by the Chief Compliance Officer, as applicable. The Chief Compliance Officer or the Chief of Staff will document the investigation and any remedial actions taken. Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

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ESOTERICA CAPITAL LLC

D.	ANTI-RETALIATION

No Supervised Person who in good faith reports a violation shall suffer harassment, retaliation, or adverse employment consequences. A Supervised Person who retaliates against another Supervised Person who has reported a violation in good faith is subject to discipline up to and including termination of employment.

XIV.	OVERSIGHT OF CODE OF ETHICS

A.	Reporting. Any situation that may involve a conflict of interest or other possible violation of this Code must be promptly reported to the Chief Compliance Officer who must report it to the executive management of Esoterica. Supervised Persons are required to promptly report any violation of this Code they become aware of to the Chief Compliance Officer or, in the event the violation involves the Chief Compliance Officer, to the Chief of Staff. Esoterica expects Supervised Persons who violate this Code to report their own violations, especially if a violation is inadvertent or of a technical nature.

B.	Review of Transactions. Each Access Person's transactions in his/her Personal Accounts will be reviewed by the Chief Compliance Officer on a regular basis and compared to transactions entered into by Esoterica. Any transactions that are believed to be a violation of this Code will be reported promptly to the Chief Compliance Officer who must report them to the executive management of Esoterica.

The Chief Compliance Officer has appointed a delegate who is responsible for reviewing the Chief Compliance Officer’s personal securities transaction reports and holdings. Any issues or concerns found will be reported to the executive management of Esoterica, as noted above.

C.	Sanctions. The executive management of Esoterica, with advice from outside legal counsel, at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action that management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment with Esoterica. In addition, a violation of this Code could also lead to criminal or civil penalties.

XV.	CONFIDENTIALITY

All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential to the extent permitted by law.

XVI.	ACKNOWLEDGEMENT

All Supervised Persons are required to provide CCO with a written acknowledgement of his or her receipt of this Code and any amendments, attached hereto as Exhibit 4.

17

ESOTERICA INVESTMENTS LLC –EXHIBIT 1

PRE-CLEARANCE FORM FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Pre-Clearance Form prior to engaging in certain personal transactions as set forth in the Code of Ethics. Access Persons should complete Sections (1), (2), (3), (4), (5) and (6) below and submit this pre-clearance form to the Chief Compliance Officer. Section (7) will be completed by the Chief Compliance Officer.

(1)	Reason for Pre-Clearance Request

The Access Person is submitting this pre-clearance request because proposed investment is:

                    Proposed purchase or sale involves a limited offering (i.e., private placement, restricted stock, etc.)

                    Other investment or sale (as all Access Person transactions in Reportable Securities excluding ETFs are required to be pre-cleared)

(2)	Investment Information

Name of Issuer and Ticker (if applicable):

CUSIP Number (if applicable):

The Issuer can best be characterized as (please check one):

[ ] Common Stock	[ ] Restricted Stock
[ ] Preferred Stock	[ ] Private Placement
[ ] Corporate	[ ] ETFs/Closed-End Funds
[ ] Government Debt (Non-Federal)	[ ] Other:
[ ] Initial Public Offering

(3)	Transaction Information

Transaction involves a (check one): [  ]  Buy [  ]  Sell [  ]  Short Sell [  ]  Cover Short

Estimated Trade Date:

Quantity:

Estimated Price:

Broker/Dealer (if any):

Bank where securities will be held:

Account No.:

(4)	Conflict of Interest Information

Access Persons should provide any additional factors that they believe are relevant to a conflict of interest analysis (if any):

Exhibit 1 - 1

ESOTERICA INVESTMENTS LLC –EXHIBIT 1

(5)	Evaluation of Advisory Client Conflicts

a.	The investment is not currently held by or under consideration for purchase or disposition by any Advisory Client.

Initials of Access Person                                          Date

b.	If the above listed investment is not currently held by or under consideration for any Advisory Client and the investment is of limited availability, indicate the primary reason(s) why you believe it is not an appropriate investment for such Advisory Clients.

             Investment is too risky

             Advisory Client is already fully exposed to issuer or industry

             Investment by the Advisory Client would cause it to exceed or violate its investment policies

             Insufficient available or unfavorable information about the issuer

             Other: ____________________________

Initials of Access Person                                          Date

(6)	Representation and Signature

By executing this form, I represent that my trading in this investment is not based on any material nonpublic information. I understand that pre-clearance will only be in effect for 24 hours for public securities and 30 days for private securities from the date of the Chief Compliance Officer's signature.

Print Name	Date

Signature

(7)	Disposition of Pre-Clearance Request

[  ] Request Approved   [  ]   Request Denied

Print Name	Title

Signature	Date

Exhibit 1 - 2

ESOTERICA INVESTMENTS LLC –EXHIBIT 2

PERSONAL HOLDINGS/TRANSACTION REPORT FOR ACCESS PERSONS

Check ONE of the following boxes:

[  ] This is my INITIAL/ANNUAL Holdings Report, date of submission:

[  ] This is my QUARTERLY Transaction Report for the quarter ending:

[  ]  I have elected not to have duplicate statements sent to the CCO, transaction information is provided below; OR

[  ]  Duplicate statements are attached.

The following sets forth all of my and related persons’ (including spouses, minor children, other family members living in my household, any accounts I have control/trading authority of or am the beneficiary of) Personal Accounts and investments, including investments in privately offered investment vehicles. I have also attached to this form my most current statements listing all account holdings and quarterly transactions for the period stated above.

Name on Account	Relation to Access Person	Type of Account / Investment	Account Number	Broker/Dealer or Bank where Account is Held	Symbol or CUSIP (As Applicable)	Number of Shares Held	Market Value of Shares

OR                                     [   ]         No personal holdings and/or transactions to report.

By signing below, the undersigned Access Person confirms that he/she has complied with the Code of Ethics, all Personal Accounts have been disclosed and transactions effected in accordance with the personal trading policy set forth herein, and further certifies that all information contained in this report is true and correct as of                                                               .

Print Name	Date

Signature

COMPLIANCE RECEIPT:

Print Name	Title

Signature	Date
Exhibit 2 - 1

ESOTERICA INVESTMENTS LLC –EXHIBIT 3

[DATE]

[INSERT NAME OF BROKER]

[INSERT ADDRESS]

Re: [NAME OF ACCESS PERSON]/Account No(s).

To Whom This May Concern:

As the Chief Compliance Officer for Esoterica Capital LLC, I am aware that [NAME OF BROKER] executes and clears transactions for the purchase or sale of securities for the account of [NAME OF ACCESS PERSON] (the “Employee”).

In accordance with our compliance procedures, I hereby request that duplicate copies of all trade confirmation statements and monthly account statements with respect to the above-referenced account(s) held by our Employee be sent to my attention at the following address:

Esoterica Capital LLC

Attn.: Compliance Department

[Insert email address]

Please feel free to call me at [Insert contact telephone number] should you have any questions.

Best regards,

Name:
Title: Chief Compliance Officer

I hereby authorize [NAME OF BROKER] or its representatives to send duplicate copies of all trade confirmation statements and monthly account statements with respect to my account(s) held with [NAME OF BROKER] to my employer, Esoterica Capital LLC, at the above-listed address.

Signature of Access Person

Name:

Exhibit 3 - 1

ESOTERICA INVESTMENTS LLC – EXHIBIT 4

CODE OF ETHICS

ACKNOWLEDGEMENT

(Initial applicable acknowledgement. If you are a new Supervised Person, initial both sections.)

_______1.	I hereby acknowledge receipt of the most recent amendment to the Code of Ethics dated .

_______2.	Annual Acknowledgement

I have read and understand Esoterica’s Code of Ethics. I agree to comply in all respects with all policies and procedures contained therein and hereby certify that I have to date complied with such procedures except for [check one box]:

[   ] None                     [   ] See detail attached.

I also certify that: (i) all my personal securities transactions will be effected in compliance with the requirements of the Code of Ethics; and (ii) I have instructed all brokerage or other firms where I maintain an investment account to supply duplicate copies of my confirmations and monthly and quarterly account statements to the Chief Compliance Officer.

[   ] (check if not applicable)

I also certify that I have never been found civilly liable for, nor criminally guilty of, insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority.

Print Name	Date

Signature

COMPLIANCE RECEIPT:

Print Name	Title

Signature	Date
Exhibit 4 - 1

ESOTERICA CAPITAL LLC – EXHIBIT 5

REQUEST FOR APPROVAL OF OUTSIDE BUSINESS ACTIVITIES*

Background

1.	Name of Firm/Description of Proposed Outside Activity:

2.	Will you have a position as an officer or director? [ ] Yes [ ] No

3.	If “yes” to number 2 above, will such organization maintain an officer’s and director’s liability policy in addition to any indemnification that you may be otherwise provided by such outside activity (provide details of any and all such coverage/indemnification):

4.	Duties in connection with such activity:

5.	Estimated amount of time spent on such activity (yearly basis):

6.	Will you or any related party receive any economic benefit for your participation in such activity? [ ] Yes [ ] No

If “yes”, description of economic benefit:

The Supervised Person represents that such activity does not violate any law or regulation, will not or does not interfere with his/her responsibilities to the Firm, compete with or conflict with any interest of the Firm. The Supervised Person represents that he or she will bring to the attention of the Firm any potential conflicts of interest that arise due to such activity.

Print Name	Date

Signature

COMPLIANCE RECEIPT: [ ] Request Approved [ ] Request Denied

Print Name	Title

Signature	Date

*	Supervised Persons should note that pre-approval is required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations. Additionally, Supervised Persons will still need to summarize/update such activities on the annual update form attached hereto as Exhibit 6.
Exhibit 5 - 1

ESOTERICA INVESTMENTS LLC – EXHIBIT 6

INITIAL/ANNUAL OUTSIDE BUSINESSACTIVITY/INSIDER DISCLOSURE STATEMENT

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

Name of Business	Role

Name of Business	Role

2.	Entities by which I am employed or receive compensation:

Name of Entity	Affiliation or Title

Name of Entity	Affiliation or Title

3.	Business organizations in which I am an officer, director, partner or employee:

Name of Entity	Affiliation or Title	Public Company (Yes/No)

4.	Describe interests in any securities, financial or kindred business:

5.	Do you own a significant position in any publicly held company’s securities? Describe:

Exhibit 6 - 1

ESOTERICA INVESTMENTS LLC – EXHIBIT 6

Insider Disclosure

Please indicate below whether you or any member of your immediate family (including parents, mother- in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in- law, daughter-in-law, and children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company.

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Print Name	Date

Signature

COMPLIANCE RECEIPT:

Print Name	Title

Signature	Date

Exhibit 6 - 2

ESOTERICA INVESTMENTS LLC – EXHIBIT 7

POLITICAL CONTRIBUTION PRE-CLEARANCE REQUEST

Name of Supervised Person:                                  Filing Date:

Name of the Political Official:

Title/Position:

Candidate Position:

State:

Political Party:

Political Action Committee:

Solicitation Contact Person:

Supervised Person’s Relationship to the Political Official:

Contribution Amount:

(Compliance Notes)

Review Notes:

Print Name	Date

Signature

COMPLIANCE RECEIPT: [ ] Request Approved [ ] Request Denied

Print Name	Title

Signature	Date
Exhibit 7 - 1

ESOTERICA INVESTMENTS LLC – EXHIBIT 8

NEW SUPERVISED PERSON POLITICAL CONTRIBUTION DISCLOSURE

New Supervised Persons must provide a list of political contributions that that such Supervised Person has made in the prior two (2) years.

For all political contributions which you have made during the prior two (2) years, please provide: (i) the name of official, candidate, political party or organization, (ii) the amount, and (iii) the date of the contribution.

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Print Name	Date

Signature

COMPLIANCE RECEIPT:

Print Name	Title

Signature	Date

Exhibit 8 - 1

ESOTERICA INVESTMENTS LLC – EXHIBIT 9

NOTIFICATION OF GIFTS OR ENTERTAINMENT GIVEN TO OR RECEIVED

FROM THIRD PARTIES IN EXCESS OF $500

Instructions: Certain benefits and/or gifts and entertainment greater than the de minimis value to be given or received from a third party must be reported to the Chief Compliance Officer (pursuant to the guidelines provided herein). Complete this form as applicable and provide an executed copy of the completed form to the CCO.

Employee Giving or Receiving Gift or Entertainment

Third Party Involved

Name of Advisory Client(s) Involved

Date Gift or Entertainment Given or Received

Identify Gift/Entertainment and Estimate Value

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Print Name	Date

Signature

COMPLIANCE RECEIPT:

Print Name	Title

Signature	Date

Exhibit 9 - 1

ESOTERICA INVESTMENTS LLC – EXHIBIT 10

SOCIAL MEDIA CERTIFICATION AND DISCLOSURE

For the year ending                                                    , I certify that I only use social media platforms with the understanding that I, as an employee of the Firm, am prohibited from discussing or conducting Firm business (except as permitted in the Firm’s Social Media policy) in such social media platforms, chat rooms, blogs, wikis, list serves and other web-enabled links, or in any other online media. Further, I am aware that these sites are allowed for personal networking only and may not be used for any business purposes, except as permitted in the Firm’s Social Media policy. Additionally, I am aware that the following guidelines, must be followed:

1.	The site must be used solely for personal networking and not for soliciting Advisory Clients, or for conducting Firm business.
2.	All information listed on the site must be limited to factual data, limited to my name, title, and contact information, and may not contain any other information about the Firm.
3.	I cannot put any marketing content on the site, nor post unapproved comments to Firm-approved posts.
4.	I may not provide or receive a recommendation or referral to or from any other person on the site with respect to the investment management services provided by the Firm.
5.	I may not use the email or messaging function on any site to conduct business or to solicit or communicate with Clients.

AND: that I have complied and am in compliance with the Firm’s Social Media policy.

List of social media site used:

Username	Social Media Platform URL

Username	Social Media Platform URL

Username	Social Media Platform URL

Signatures continue on next page.

Exhibit 10 - 1

ESOTERICA INVESTMENTS LLC – EXHIBIT 10

Print Name	Date

Signature

COMPLIANCE RECEIPT:

Print Name	Title

Signature	Date

Exhibit 20 - 1